Exhibit 99.1

IPG PHOTONICS ANNOUNCES FOURTH QUARTER 2020 FINANCIAL RESULTS
Company Ends 2020 with Year-Over-Year Growth in Sales and Strong Bookings
EPS of $0.92 Reduced by Additional Inventory Charge of $0.20 and Foreign Exchange Loss of $0.07
OXFORD, Mass. – February 16, 2021 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the fourth quarter ended December 31, 2020.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In millions, except per share data and percentages)	2020	2019	Change	2020	2019	Change
Revenue	$336.6	$306.6	10%	$1,200.7	$1,314.6	(9)%
Gross margin	43.6%	40.5%		44.9%	46.1%
Operating income	$65.2	$0.2	32,500%	$198.7	$233.8	(15)%
Operating margin	19.4%	0.1%		16.5%	17.8%
Net income attributable to IPG Photonics Corporation	$49.3	$(4.5)	NM	$159.6	$180.2	(11)%
Earnings per diluted share	$0.92	$(0.08)	NM	$2.97	$3.35	(11)%

NM - Not meaningful
Management Comments
"We are very pleased with our fourth quarter results as we delivered revenue that was 10% higher than the fourth quarter 2019 and was above the top end of our guidance range," said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer. "In addition, book-to-bill was above one in the fourth quarter as we saw the traction in order flow continue from the third quarter. We are benefiting from the advantages of our leading-edge products, technology differentiation, low-cost production capabilities and global footprint. Although gross margin was reduced by 410 basis points by an additional inventory charge of $14 million, we still achieved a 310 basis point year-over-year increase in gross margin driven by an increase in revenue, product cost reductions, and product mix. Despite numerous challenges in 2020 from COVID-19, we ended the year with a strong performance and are very well positioned as we enter 2021."
Financial Highlights
Fourth quarter revenue of $337 million increased 10% year over year. Materials processing, which is comprised of many different applications, accounted for 90% of total revenue, and increased 10% year over year primarily due to higher sales in cutting applications. Sales into other applications increased 12% year over year, driven by the strength in advanced applications and devices used in medical procedures.
Sales of high power continuous wave ("CW") lasers, representing 55% of total revenue, increased 17% year over year. These sales benefited from growth of ultra-high power fiber lasers (6 kilowatts of power or greater) which represented 56% of all high power CW laser sales. By region, sales increased 52% in China, and decreased 5% in Europe, 29% in Japan and 11% in North America on a year-over-year basis. During the fourth quarter, emerging product and application sales were 28% of total revenue and increased 22% year over year.
Earnings per diluted share ("EPS") of $0.92 increased by more than 100% year over year. The additional inventory charge that negatively impacted EPS was related to optical components that have been replaced by components with better performance. The effective tax rate in the quarter was 24%. During the fourth quarter, IPG generated $85 million in cash from operations and capital expenditures were $26 million. There was no stock repurchased during the quarter.

Business Outlook and Financial Guidance
"Bookings growth was strong across all our key geographies, building on the improvements that started in the third quarter. We believe we are starting to benefit more meaningfully from a stronger investment cycle driven by equipment upgrades, automation, the need for flexible processing and even improved efficiency. In total, fourth quarter book-to-bill was above 1. Our total backlog was $674 million, which comprised of $376 million of orders with firm shipment dates, and $298 million of frame agreements. While total backlog decreased by 3%, this was due to a 27% decrease in frame agreements. Importantly, orders with firm shipment dates increased by 32%. In addition, order flow for frame agreements, which are primarily booked in China, has been very strong in the first weeks of the year."
“While considerable macroeconomic uncertainty related to the pandemic remains, we are incrementally more optimistic in our outlook given the near-term trends we have seen in the last quarter. We continue to see sales improve in our core materials processing market and are excited about our ability to grow in other applications outside of cutting and welding, primarily in advanced applications, electric vehicle battery processing, micro-processing and medical. We have continued to execute admirably in these challenging times, and our strong balance sheet and free cash flow provide us ample flexibility to respond to business disruptions and maintain our leading competitive position," concluded Dr. Gapontsev.
For the first quarter of 2021, IPG expects revenue of $310 to $340 million. The Company expects the first quarter tax rate to be approximately 25%. IPG anticipates delivering earnings per diluted share in the range of $0.90 to $1.20, with 53.2 million basic common shares outstanding and 53.9 million diluted common shares outstanding. Financial guidance provided this quarter is subject to greater risk and uncertainty given the COVID-19 pandemic and its associated impacts on the global business environment, public health requirements and government mandates.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, government and Company measures implemented to address the COVID-19 pandemic, product demand, order cancellations and delays, competition, tariffs, trade policy changes and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports with the SEC, and assumes exchange rates relative to the U.S. Dollar of Euro 0.82, Russian Ruble 74, Japanese Yen 103 and Chinese Yuan 6.52, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Fourth Quarter 2020 Financial Data Workbook available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, February 16, 2021 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Eugene Fedotoff
Director of Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com
About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The Company’s mission is to make its fiber laser technology the tool of choice in mass production. IPG accomplishes this mission by delivering superior performance, reliability and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. A member of the S&P 500® Index, IPG is headquartered in Oxford, Massachusetts and has more than 25 facilities worldwide. For more information, visit www.ipgphotonics.com.

Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to signs of improving sales in our core materials processing market and our ability to grow in other applications outside of cutting and welding, primarily in advanced applications, electric vehicle battery processing, micro-processing and medical, our ability to benefit from a stronger investment cycle driven by equipment upgrades, automation, the need for flexible processing and even improved efficiency, continuing to introduce leading-edge solutions, ability to execute in challenging times, our strong balance sheet and free cash flow providing us ample flexibility to respond to business disruptions and maintain our leading competitive position, impacts of COVID-19 on our business, the global economy and government policies, revenue, tax rate and earnings guidance for Q1 2021. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; inability to manage risks associated with international customers and operations; changes in trade controls and trade policies; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 24, 2020), Current Report on Form 8-K (filed with the SEC on November 3, 2020) and IPG's reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net sales	$336,630	$306,627	$1,200,724	$1,314,581
Cost of sales	189,751	182,424	661,728	708,372
Gross profit	146,879	124,203	538,996	606,209
Operating expenses:
Sales and marketing	17,242	18,838	70,583	77,745
Research and development	31,766	30,469	126,898	129,997
General and administrative	27,444	25,071	110,005	107,597
Goodwill impairment	—	37,120	44,589	37,120
Impairment of long-lived assets and other restructuring charges	—	7,130	1,177	7,130
Loss (gain) on foreign exchange	5,186	5,332	(12,915)	12,827
Total operating expenses	81,638	123,960	340,337	372,416
Operating income	65,241	243	198,659	233,793
Other income, net:
Interest income, net	173	2,501	6,270	14,238
Other income, net	182	216	763	345
Total other income	355	2,717	7,033	14,583
Income before provision of income taxes	65,596	2,960	205,692	248,376
Provision for income taxes	15,920	7,263	45,354	68,115
Net income (loss)	49,676	(4,303)	160,338	180,261
Less: net income attributable to non-controlling interests	337	147	766	27
Net income (loss) attributable to IPG Photonics Corporation	$49,339	$(4,450)	$159,572	$180,234
Net income attributable to IPG Photonics Corporation per share:
Basic	$0.92	$(0.08)	$3.00	$3.40
Diluted	$0.92	$(0.08)	$2.97	$3.35
Weighted average shares outstanding:
Basic	53,187	52,916	53,186	53,061
Diluted	53,865	52,916	53,785	53,839

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
	2020	2019
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$876,231	$680,070
Short-term investments	514,835	502,546
Accounts receivable, net	264,321	238,479
Inventories	364,993	380,790
Prepaid income taxes	69,893	38,873
Prepaid expenses and other current assets	57,804	55,876
Total current assets	2,148,077	1,896,634
Deferred income taxes, net	43,197	31,395
Goodwill	41,366	82,092
Intangible assets, net	62,114	74,271
Property, plant and equipment, net	597,527	600,852
Other assets	43,419	45,192
Total assets	$2,935,700	$2,730,436

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$3,810	$3,740
Accounts payable	25,748	27,329
Accrued expenses and other current liabilities	176,740	149,782
Income taxes payable	8,280	11,053
Total current liabilities	214,578	191,904
Deferred income taxes and other long-term liabilities	92,854	98,121
Long-term debt, net of current portion	34,157	37,968
Total liabilities	341,589	327,993
Commitments and contingencies
IPG Photonics Corporation equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 55,461,246 and 53,427,234 shares issued and outstanding, respectively, at December 31, 2020; 54,743,227 and 53,010,875 shares issued and outstanding, respectively, at December 31, 2019.	6	5
Treasury stock, at cost (2,034,012 and 1,732,352 shares held at December 31, 2020 and December 31, 2019, respectively.)	(303,614)	(265,730)
Additional paid-in capital	854,301	785,636
Retained earnings	2,188,191	2,028,734
Accumulated other comprehensive loss	(146,065)	(146,919)
Total IPG Photonics Corporation equity	2,592,819	2,401,726
Non-controlling interests	1,292	717
Total equity	2,594,111	2,402,443
Total liabilities and equity	$2,935,700	$2,730,436

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Twelve Months Ended December 31,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income	$160,338	$180,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,554	96,268
Goodwill impairment	44,589	37,120
Impairment of long-lived assets	671	5,350
Provisions for inventory, warranty & bad debt	70,572	63,752
Other	11,366	32,198
Changes in assets and liabilities that used cash, net of acquisitions:
Accounts receivable and accounts payable	(14,964)	(481)
Inventories	(39,900)	(28,105)
Other	(41,891)	(62,842)
Net cash provided by operating activities	285,335	323,521
Cash flows from investing activities:
Purchases of property, plant and equipment	(87,696)	(133,536)
Proceeds from sales of property, plant and equipment	889	661
Purchases of short-term and long-term investments	(1,111,555)	(760,300)
Proceeds from short-term investments	1,099,224	768,078
Acquisitions of businesses, net of cash acquired	(429)	(15,115)
Other	(7)	237
Net cash used in investing activities	(99,574)	(139,975)
Cash flows from financing activities:
Principal payments on long-term borrowings	(3,740)	(3,671)
Proceeds from issuance of common stock under employee stock option and purchase plans less payments for taxes related to net share settlement of equity awards	33,194	7,336
Purchase of treasury stock, at cost	(37,884)	(40,732)
Payment of purchase price holdback from business combination	(1,650)	—
Net cash used in financing activities	(10,080)	(37,067)
Effect of changes in exchange rates on cash and cash equivalents and restricted cash	19,888	(7,853)
Net increase in cash, cash equivalents and restricted cash	195,569	138,626
Cash, cash equivalents and restricted cash — Beginning of period	682,984	544,358
Cash, cash equivalents and restricted cash — End of period	878,553	682,984
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,234	$2,683
Cash paid for income taxes	$85,861	$116,951

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF AMORTIZATION OF INTANGIBLE ASSETS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Amortization of intangible assets:
Cost of sales	$1,166	$1,273	$4,728	$5,167
Sales and marketing	1,779	1,779	7,113	7,138
Research and development	—	160	133	640
Total amortization of intangible assets	$2,945	$3,212	$11,974	$12,945

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION AND ACCOUNTING STANDARD IMPACTS TO NET INCOME AND EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Cost of sales	$2,690	$2,443	$10,392	$9,249
Sales and marketing	1,120	908	4,395	3,815
Research and development	2,317	1,735	9,122	7,690
General and administrative	3,051	2,728	11,749	12,824
Total stock-based compensation	9,178	7,814	35,658	33,578
Tax effect of stock-based compensation	(1,912)	(2,007)	(7,498)	(8,128)
Net stock-based compensation	$7,266	$5,807	$28,160	$25,450

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(In thousands)
Excess tax benefit on exercise of stock options included in net income	$3,074	$645	$9,664	$5,114